                        ASSET PURCHASE AGREEMENT BETWEEN

                 HASMARK, INC., IVAN N. MARKOWITZ, PETER HASIUK,

                          SCANVEC GARMENT SYSTEMS, LTD.

                                       AND

                             SCANVEC AMIABLE, LTD.,
                          for purposes of the covenants
                     in Sections 7.2.2, 7.2.3 and 7.2.8 only

                                       AND

                          PHOENIX MANUFACTURING, INC.,
                       for purposes of the representations
                   set forth in Section 4.15 and the condition
                          set forth in Section 8.8 only

                            ASSET PURCHASE AGREEMENT

         Asset Purchase Agreement made this ____ day of July, 2000 ("Agreement") between and among Hasmark, Inc., a Connecticut corporation ("Seller"), Ivan N. Markowitz, Peter Hasiuk (each a "Shareholder" and together, the "Shareholders"), Scanvec Garment Systems, Ltd., an Israeli corporation ("Buyer"), and Scanvec Amiable, Ltd., an Israeli corporation and majority owner of Buyer ("Parent"), for purposes of the covenants in Sections 7.2.2, 7.2.3 and 7.2.8 only, and Phoenix Manufacturing, Inc., a Connecticut corporation ("Phoenix"), for purposes of the representations set forth in Section 4.15 and the condition set forth in
Section 8.8 only.

                                   BACKGROUND

         WHEREAS, Seller and the Shareholders are engaged in the design and manufacture of plotters (the "Business");

         WHEREAS, the Seller and the Shareholders have developed a unique plotter (the "Plotter") for which the Seller and the Shareholders believe a patent will issue; and

         WHEREAS, the Buyer wishes to acquire the Plotter and certain other of Seller's assets.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, Seller, Shareholders and Buyer, intending to be legally bound hereby, agree as follows:

               ARTICLE 1. PURCHASE AND SALE OF BUSINESS AND ASSETS

         1.1 Purchased Assets. Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, Seller and the Shareholders shall sell and transfer, or cause to be sold and transferred, to Buyer on the closing date of this Agreement (the "Closing Date" or the "Closing") the following assets (the "Assets") of the Seller and/or the Shareholders described in paragraphs (a) through (c):

              (a) All of the equipment, inventory, supplies, machinery and other tangible personal property relating to the Business;

              (b) All goodwill, patents, patent applications, trademarks, tradenames, processes and other intangible personal property relating to the Business; and

              (c) copies of all books and records predominantly relating to the Business and the Assets (including such books and records as are contained in computerized storage media).

         1.2  Assets Excluded from Purchase. Other than the Assets described in
Section 1.1, Buyer will not acquire any other assets of Seller.

                 ARTICLE 2. PURCHASE PRICE; ASSUMED LIABILITIES

         2.1 Purchase Price. In consideration for the transfer of the Assets to Buyer, Buyer shall on the Closing Date assume the Assumed Liabilities specified on Schedule 2.3(a) and Buyer shall:

              (a) At the direction of Seller, on the Closing Date issue to each Shareholder such number of shares of common voting capital stock of Buyer as represents 12% of the issued and outstanding common voting capital stock of Buyer as of the Closing Date and issue to Phoenix such number of shares of common voting capital stock of Buyer as represents 2% of the issued and outstanding common voting capital stock of Buyer as of the Closing Date;

              (b) Subject to the provisions of Section 2.2 hereof, pay to Seller within forty-five (45) days after each calendar quarter commencing with the first calendar quarter after the Closing the following amounts (the "Royalty"):

                  (i) For plotters sold to dealers, 4% of the actual selling price of Plotters in respect to sales of Plotters by Buyer after Closing; and

                  (ii) For plotters sold directly to end-users, an amount representing 4% of the average price in respect to sales of Plotters by Buyer after Closing, such average price to be determined by dividing the total sales revenues of Plotters for the calendar quarter by the total number of Plotters sold during such period.

              (c) Pay to Seller $240,000 in installments on the first day of each month over twentyfour(24) months as follows: $7,500 per month over a period of twelve(12) months starting with the month following Closing, $15,000 per month for the next eight(8) months and $7,500 for the final four(4) months.

              For all moneys paid per the Royalty, Buyer will, upon the written demand of Seller, furnish to Seller a statement (the "Statement") showing how Buyer computed the Royalty. If Seller's review of the Statement shows a discrepancy between the actual amount of the Royalty paid Seller and the amount of the Royalty that should have been paid to Seller pursuant to Section 2.1
(b), Buyer will promptly remit any such amounts to Seller.

         2.2 Patent Escrow. If a patent for the Plotter (the "Patent") has not issued on or before June 30, 2003, the payment referred to Section 2.1(b) will be paid into escrow (the "Escrow") pursuant to the terms of the escrow agreement (the "Escrow Agreement") attached hereto as Exhibit A, and only released to Seller when and if the Patent is issued, provided that if (x) the Patent is rejected or ceases to be prosecuted prior to June 30, 2003 or is thereafter rejected or ceases to be prosecuted, no further payments referred to in Section 2.1(b) shall be made and any amounts in the Escrow at that time shall be released to Buyer, and (y) in no event shall any further payments be made under
Section 2.1(b) if the Patent is not issued by June 30, 2005 and, if the Patent has not issued by such date, any amounts in the Escrow at that time shall be released to Buyer.

          2.3 Assumed Liabilities.

              (a) At the Closing, Buyer shall assume and be responsible for the liabilities set forth on Schedule 2.3(a) (listed by creditor, amount owed and a contact person at the creditor) (collectively, the "Assumed Liabilities"). Seller may update Schedule 2.3(a) between the date of signing of this Agreement (the "Signing") and the Closing, it being understood any such liabilities incurred between the Signing and Closing, in order for Buyer to assume them, must be approved by Buyer in writing consistent with Section 7.1.1.

              (b) Except as otherwise specifically provided for in Section 2.3(a), Buyer shall not assume, or in any way be liable or responsible for, any liabilities, obligations or debts of Seller or Shareholders of any type or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, any accounts payable, any pension liabilities, any medical, life, or disability insurance liabilities, any workman compensation claims, any local, state, federal, payroll or other tax liabilities, any liabilities relating to claims for damages based upon the breach by Seller of any federal, state or local environmental or occupational health and safety laws or regulations, any liabilities related to products liability, tort claims or other litigation, any liabilities incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement to the extent those costs and expenses exceed $5,000, any liabilities related to the classification of independent contractors, any tort claims asserted against Seller or any claims against Seller for breach of contract which are based on acts or omissions of Seller occurring on, before or after the Closing.

                             ARTICLE 3. THE CLOSING

         3.1 Time and Place of Closing. The Closing shall take place on or before July _, 2000 or such other date as the parties hereto shall mutually agree (the "Closing Date") at such time and place on the Closing Date as the parties hereto shall mutually agree.

         3.2  Deliveries at Closing.

              (a) Seller shall deliver to Buyer the items described in clauses
(i) through (vi) below:

              (i) a general warranty bill of sale (the "Bill of Sale") of Seller and the Shareholders satisfactory to Buyer transferring title to all of the Assets;

              (ii) such other instruments of transfer as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Assets;

              (iii) the closing certificate of Seller and the Shareholders as to
                    Seller's and Shareholders' representations and warranties and performance of covenants called for by Section 8.3 herein;

              (iv) wiring or other payment instructions for the payments referred to in Sections 2.1(b) and (c);

              (v)   the Escrow Agreement duly signed on behalf of Seller; and

              (vi) a release from Phoenix (the "Release") in the form of Exhibit B hereto.

              (b) Each Shareholder shall deliver to Buyer the Escrow Agreement duly signed on behalf of the Shareholder and the closing certificate called for by Section 8.3.

              (c) Peter Hasiuk shall deliver to Buyer an employment agreement (the "Employment Agreement") substantially in the form of Exhibit C attached hereto.

              (d) Buyer shall deliver to Seller or to the Shareholders, as applicable, the items described in clauses (i) through (v) below:

                  (i) To each Shareholder, a certificate of Buyer's stock representing, 12% of the issued and outstanding capital stock of Buyer as of Closing;

                  (ii) To Peter Hasiuk, the Employment Agreement duly signed on behalf of Buyer;

                  (iii) To Seller, the Escrow Agreement duly signed on behalf of
                        Buyer;

                  (iv) To Seller for delivery to Phoenix, a certificate of Buyer's stock representing 2% of the issued and outstanding capital stock of Buyer as of Closing; and

                  (v) A closing certificate of Buyer as to the representations and warranties and performance of covenants specified in
                        Section 9.3 hereof.

              ARTICLE 4. REPRESENTATIONS OF SELLER AND SHAREHOLDERS

         Seller and each of the Shareholders, jointly and severally, represent to Buyer as follows:

         4.1 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The sole record and beneficial owners of the capital stock of Seller are listed on Schedule 4.1. Seller has the power and authority to own the properties now owned by it and to conduct the business presently being conducted by it.

         4.2 Power and Authority. Seller has the corporate power and authority to execute, deliver and perform this Agreement, and to execute and deliver the Bill of Sale and other instruments and agreements required to be delivered to Buyer at Closing (collectively, the "Seller's Transaction Documents") to which it is a party.

         4.3 Authorization. The execution and delivery by Seller of this Agreement and the Seller's Transaction Documents to which it is a party, and the performance by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action by Seller, and, to the extent required, by the stockholders of Seller.

         4.4 Binding Agreement. This Agreement has been duly executed and delivered by the Seller and the Shareholders. This Agreement and the Seller's Transaction Documents and the instruments and agreements required to be delivered by the Shareholders to Buyer at the Closing (collectively, the "Shareholder Transaction Documents") to which Seller and Shareholders, respectively, are parties are and will be, the legal, valid and binding obligations of the Seller and the Shareholders enforceable in accordance with their respective terms.

         4.5 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement or execution and delivery of any of the Seller's Transaction Documents by Seller or any of the Shareholder Transaction Documents by either Shareholder, nor the performance by Seller or any Shareholder of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Certificate of Incorporation or Bylaws of Seller; (ii) any applicable law, or any applicable rule, judgment, order, writ, injunction or decree of any court; (iii) any applicable rule or regulation of any administrative agency or other governmental authority; or (iv) any agreement, lease, indenture, instrument or contract to which Seller or any Shareholder is now a party or by which Seller or any Shareholder is bound.

         4.6 Consents. No license, consent or approval of any person or entity is required for Seller's execution and delivery of this Agreement or any of Seller's Transaction Documents, for any Shareholder's execution and delivery of this Agreement or any of the Shareholders Transaction Documents, or for the consummation by Seller or the Shareholders of the transactions contemplated hereby or thereby.

         4.7 Encumbrances Created by this Agreement. The execution and delivery of this Agreement or any of the Seller's Transaction Documents or the Shareholders Transaction Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Assets.

         4.8 Litigation Over this Agreement. There is no pending or, to the knowledge of Seller or any Shareholder, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation, questioning the validity of this Agreement or any of Seller's Transaction Documents or the Shareholders Transaction Documents, or any of the transactions contemplated hereby or thereby.

         4.9 Absence of Undisclosed Liabilities. Seller has no liabilities other than those set forth on Schedule 2.3(a).

         4.10 Title to Personal Property. Other than for certain vendor liens listed on Schedule 4.10 (by vendor, amount owed, and contact person at such vendor), Seller has good and marketable title, free and clear of all liens, encumbrances, restrictions or security interests, to the Assets. All of the Assets are in the possession or under the control of Seller, are suitable for the purposes for which they are currently being used, and are of a condition, nature and quantity sufficient for the conduct of the Business as it is presently conducted.

         4.11 Compliance with Laws. Seller has operated in material compliance with all applicable federal, state, local or other governmental laws or ordinances, and all applicable orders, rules and regulations of federal, state, local or other governmental agencies (including, without limitation, all environmental, energy, safety, fire, health, zoning antidiscrimination, antitrust, wage and hour and price and wage control laws, ordinances, codes, orders, rules or regulations), and Seller has not received any claim or notice that it is not in compliance with any of the foregoing.

         4.12 Legal Proceedings. Other than certain vendor liens listed on
Schedule 4.10, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of Seller or the Shareholders, threatened or contemplated against or affecting the Seller, the Shareholders, the Assets or the Business, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Except as disclosed in this Agreement and the schedules attached hereto, neither the Seller nor the Shareholders are aware of any state of facts or occurrence of any event that might reasonably form the basis of any material claim against Seller, the Shareholders, or the Business which might have a materially adverse effect on Seller, the Assets or the Business.

         4.13 Schedule of Assets, Properties and Contracts. Set forth on
Schedule 4.13 is a complete and accurate list, as of the date of this Agreement, of all machinery, equipment and tangible personal property owned or leased by the Seller;

         4.14 Intellectual Property; Permits and Licenses. With the possible exception of a claim against the Seller that might be made by Gerber Technology, to the Seller's and the Shareholders' knowledge the Process does not infringe upon the intellectual property rights of any third party. Neither the Seller or the Shareholders knows of any third parties that are currently using the Process developed by the Shareholders and owned by the Seller.

         4.15 Securities Laws Representations. The Shareholders and Phoenix are acquiring the shares of capital stock of Buyer referred to herein (collectively, the "Securities") solely for their own account and not with a view to their distribution within the meaning of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (collectively, the "1933 Act").

              Each of the Shareholders and Phoenix represent that his or its present and anticipated financial position permits him or it to purchase the Securities and to hold such Securities indefinitely for investment purposes, that the nature and amount of the Securities to be acquired hereunder is consistent with his or its overall investment program and financial position, and recognizes that there are substantial risks involved in an investment in the Securities;

              Each of the Shareholders and Phoenix acknowledges that:

              (a) the availability of the exemption from registration under the 1933 Act relied upon by the Buyer in issuing the Securities is dependent, in part, upon the truth of the representations made herein;

              (b) it is thoroughly familiar with the business of the Buyer, has made all investigations which he or it deems necessary or desirable and has had the opportunity to ask questions of and receive answers from the Buyer concerning the Buyer's business and operations;

              (c) the Securities are not registered under the 1933 Act or under any applicable state securities law and must be held indefinitely unless they are subsequently so registered or unless an exemption from such registration is available. Furthermore, the Securities are subject to a right of first refusal as specified in Buyer's articles of association;

              (d) the Buyer is under no obligation to register the Securities under any circumstances or to attempt to make available any exemption from registration under the 1933 Act or any applicable state securities law, at Shareholders' or Phoenix's expense or otherwise;

              (e) each certificate representing the Securities will bear the following legend drawing attention to the restrictions on its transferability:

              The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities law, and may not be transferred except upon delivery to the Seller of an opinion of counsel satisfactory in form and substance to it that such transfer will not violate the Securities Act of 1933, as amended, or any applicable state securities law.

              (f) if, at a time when registration is required, it is legally permissible for the Shareholders and Phoenix to sell the Securities privately without registration, any Securities so sold will be restricted in the hands of the purchaser. In the unlikely event that there is a public market for the Securities at that time, such purchaser may only be willing to pay a price less than the price for unrestricted securities.

              (g) Ivan Markowitz represents and warrants that his primary residence is in the State of Connecticut, and Peter Hasiuk represents and warrants that his primary residence is located in the State of Connecticut.

              (h) Phoenix represents and warrants that its principal place of business is located in the State of Connecticut.

         4.16 Finders. No broker or finder has acted for Seller or the Shareholders in connection with the transactions contemplated by this Agreement.

         4.17 Other Assets. Except for the Assets that Buyer is acquiring pursuant to Section 1.1, there are no other assets used in the Business.

         4.18 Disclosure. No representation or warranty by Seller or the Shareholders in this Agreement and no information in any statement certificate, schedule or other document furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                     ARTICLE 5. REPRESENTATIONS OF THE BUYER

              The Buyer represents to Seller as follows:

          5.1 Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform all other documents and instruments required to be delivered by Buyer at Closing (collectively, the "Buyer's Transaction Documents").

         5.2 Authorization. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action by Buyer, and, to the extent required, by Buyer's stockholders.

         5.3 Binding Agreement. This Agreement has been duly authorized, executed and delivered by Buyer. This Agreement, and when executed and delivered by Buyer at the Closing, each of the Buyer's Transaction Documents will be, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         5.4 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement nor the performance by Buyer of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under, (i) the formation and governing documents of Buyer, (ii) any applicable law or any applicable rule, judgment, order, writ, injunction, or decree of any court, (iii) any applicable rule or regulation of any administrative agency or other governmental authority, or (iv) any applicable agreement, indenture, contract or instrument to which Buyer is a party or by which it is bound.

         5.5 Consents. No license, consent or approval of any person or entity (other than licenses, approvals, or consents of governmental agencies required in order for Buyer to take title to the Assets after the Closing Date, and the consent of Parent) is required in connection with the execution and delivery by Buyer of this Agreement or any of Buyer's Transaction Documents or for the consummation by Buyer of the transactions contemplated hereby or thereby.

         5.6  Capital Structure.

              (a) The authorized, issued and outstanding capital stock and other securities of the Buyer are set forth in Schedule 5.6. The Securities to be issued pursuant to Section 2.1(a) of this Agreement have been duly authorized, and, when issued, will be validly issued and outstanding, fully paid and nonassessable, and issued in compliance with the formation and governing documents of the Buyer and all applicable laws.

              (b) Other than the right of first refusal contained in Buyer's articles of association, no person or entity has any preemptive or other similar rights with respect to any capital stock or other securities of the Buyer and there are no options, warrants, rights, contracts, conversion rights, rights to subscribe for, or commitments or rights of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any capital stock or other securities of the Buyer or obligating the Buyer or any other person or entity to purchase or redeem any capital stock option, warrant, right, equity interest or other securities of the Buyer.

         5.7 Encumbrances Created by this Agreement. Other than Buyer's assumption of the Assumed Liabilities, the execution and delivery of this Agreement or any of the Buyer's Transaction Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the assets of the Buyer.

         5.8 Litigation Over this Agreement. There is no pending or, to the knowledge of Buyer, threatened, suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation, questioning the validity of this Agreement or any of Buyer's Transaction Documents or any of the transactions contemplated hereby or thereby.

         5.9 Financial Statements. The financial statements of Buyer, including the income statement and balance sheet, for the fiscal years ended December 31, 1998 and December 31, 1999, have been delivered to Seller. These statements have been reviewed by Kost, Forer & Gabbay, a Member of Ernst & Young International and fairly present in all material respects the financial condition and results of operations of Buyer as of the dates and for the periods covered thereby and were prepared in accordance with United States generally accepted accounting principles ("GAAP").

         5.10 Absence of Undisclosed Liabilities. The balance sheet of Buyer for the fiscal year ended December 31, 1999 reflects all material liabilities and obligations of Buyer required to be disclosed therein in accordance with GAAP, and Buyer does not now have any liabilities or obligations that are required to be disclosed therein in accordance with GAAP, except for such current liabilities (within the meaning of GAAP) as have been incurred since the date of such balance sheet in the ordinary course of business consistent with past practice.

         5.11 Absence of Certain Events. Except as set forth on Schedule 5.11, since December 31, 1999:

              (a) there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, operations or prospects of Buyer;

              (b) there has been no material damage or destruction of any of Buyer's assets by fire or other casualty, whether or not covered by insurance;

              (c) Buyer has not sold, assigned, or transferred any material portion of its assets, except in the ordinary course of business consistent with past practice; and

              (d) Buyer has not entered into any material transaction relating to or affecting its business other than in the ordinary course of business consistent with past practice.

         5.12 Compliance with Laws. Buyer has operated in material compliance with all applicable Israeli laws, as well as with all federal, state, local or other governmental laws or ordinances, and all applicable orders, rules and regulations of federal, state, local or other governmental agencies (including, without limitation, all environmental, energy, safety, fire, health, zoning, antidiscrimination, antitrust, wage and hour and price and wage control laws, ordinances, codes, orders, rules or regulations), and Buyer has not received any claim or notice that it is not in compliance with any of the foregoing.

         5.13 Legal Proceedings. Except as disclosed on Schedule 5.13, there are no material disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of Buyer, threatened or contemplated against or affecting the Buyer, its assets or its business, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

         5.14 Customers and Suppliers. Except as described in Schedule 5.14:

              (a) Buyer has good business relationships with all of its material customers and suppliers;

              (b) No present material customer or supplier has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with Buyer;

              (c) Buyer is not aware of any such intention of the part of any such material customer, supplier or vendor, whether or not in connection with the transactions contemplated hereunder; and

              (d) There are no and during the last two(2) years there have not been any material disputes or controversies between Buyer and any material customer, supplier or other person regarding the quality, merchantability or safety of, or involving a claim of breach of warranty which has not been fully resolved.

         5.15 Taxes. Other than as indicated on its 1999 tax return:

              (a) Buyer has timely paid in full all federal, state, local and foreign taxes (collectively, "Taxes") due with respect to taxable periods ending on or prior to the date hereof and any Taxes not yet due have been fully accrued; and

              (b) There are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any of its assets.

         5.16 Finders. No broker or finder has acted for Buyer in connection with the transactions contemplated by this Agreement.

         5.17 Disclosure. No representation or warranty by Buyer in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to Seller or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

             ARTICLE 6. INFORMATION AND RECORDS CONCERNING BUSINESS

         6.1  Access to Information and Records Before Closing.

              (a) Buyer and Seller and their respective authorized representatives may, prior to the Closing Date, make, or cause to be made, such reasonable investigation and physical inspections of the assets and the business and financial and legal condition of the other as each deems necessary or advisable. Each party shall permit the other party and its authorized representatives (including legal counsel and independent accountants) upon reasonable notice to have full access to the foregoing items at reasonable business hours, and each party will furnish the other party with such financial and operating data and other information and copies of documents with respect to its products, services, operations and properties as the other party shall from time to time reasonably request.

              (b) In the event of the termination of this Agreement prior to Closing, each party shall deliver to the other all documents and other materials obtained from the other relating to the other party, or the transactions contemplated hereby, whether so obtained before or after the execution hereof, and each party will use its best efforts to keep confidential all such information, except that such restriction shall not apply to any information (i) which is in or comes into the public domain other than through the party providing the information, (ii) which was in the possession of the party receiving the information before the commencement of negotiations contemplated hereby, or (iii) which at any time lawfully comes into the possession of the party receiving the information from third parties who are not, to the knowledge of the party receiving the information, restricted from disclosing such information.

                              ARTICLE 7. COVENANTS

         7.1  Conduct of Parties Prior to Closing.

              7.1.1 Conduct of the Business. Between the Signing Date and the Closing, Seller shall operate the Business in the ordinary course, shall not incur any liabilities, shall not sell, transfer or convey any of its assets or take any other actions reasonably likely to adversely affect the Business or any of the Assets without the prior express written permission of Buyer.

              7.1.2 Audited Financial Statements. Seller acknowledges that the Parent is a publicly-held Israeli corporation and that Buyer may be required by United States federal securities laws or and the securities laws of the State of Israel to include audited financial statements of the Seller for certain periods in reports filed by Buyer with the applicable governmental securities regulatory body. Seller and Shareholders will cooperate with Buyer and use their respective best efforts to assist Buyer, at Buyer's expense, in obtaining financial statements for such periods as may be required by US or Israeli securities laws.

         7.2  Conduct After Closing. After Closing:

              7.2.1 Antidilution. (a) In the event that the percentage ownership of the capital stock in Buyer held by the Shareholders would be diluted as a result of any merger, acquisition, or similar business transaction, such transaction must be approved or consented to in writing by at least 80% of the directors of Buyer and, to the extent stockholder approval is otherwise required, at least 80% of the issued and outstanding shares of voting stock of the Buyer.

              (b) In the event Buyer offers for sale equity securities of Buyer other than through a public offering, each of the Shareholders will be given the opportunity for a period of thirty(30) days to purchase sufficient stock of Buyer so that their respective interests in Buyer will not be diluted, but if Shareholder does not take up such opportunity, that Shareholder will be diluted.

              7.2.2 Board Composition.

              (a) So long as the Shareholders, in the aggregate, own 16% or more of the issued and outstanding common voting stock of the Buyer, the Buyer's board of directors will consist of five(5) directors, one(1) director to be designated by the Shareholders, three(3) directors to be designated by Parent so long as Parent continues to hold, in the aggregate, more than fifty percent (50%) of the issued and outstanding capital stock of Buyer and one(1) director to be designated by Ran Machtinger, so long as Mr. Machtinger holds, in the aggregate, at least eighteen percent (18%) of the issued and outstanding common voting stock of the Buyer.

              (b) If the Shareholders' aggregate ownership percentage of the issued and outstanding common voting stock of Buyer is less than 16%, but Mr. Hasiuk individually owns at least 8% of the issued and outstanding common voting stock of the Buyer, Mr. Hasiuk (or someone that he so designates) shall be entitled to a seat on the board and the Buyer shall be entitled to increase the total number of directors on its board to seven(7).

              7.2.3 Capital Investment. Buyer and Parent will invest up to $130,000 in the aggregate for Buyer's day to day operations, but only to the extent that Buyer does not have sufficient working capital for day to day operations.

              7.2.4 Loan Repayment. Buyer will repay Parent out of its net income after taxes the $500,000 loan, plus accrued interest at an annual rate of 3%, previously advanced by Parent to Buyer, payments to commence in April, 2001 and to be payable in three(3) years in equal quarterly installments.

              7.2.5 Cooperation and Further Assurances. Seller and Shareholders shall, without additional consideration from Buyer, take, or cause to be taken, such action, execute and deliver, or cause to be executed and delivered, such additional documents and instruments and do, or cause to be done, all things reasonably requested by Buyer (a) to obtain the Patent, and to transfer and convey the Patent, any other intellectual property and other assets, to Buyer and otherwise to evidence and effectuate the transactions contemplated in this Agreement, and (b) to permit the Buyer to promptly obtain all governmental consents, licenses, pennits, franchises, grants or other authorizations which are used in the operation of Business and are required for the Business and operations of the Buyer after the Closing.

              7.2.6 Confidentiality. Seller shall not, at any time after Closing, use, divulge, furnish or make accessible to anyone, without the express authorization of the Buyer, any trade secret, private or confidential information or knowledge of Buyer or that was possessed or used with respect to the Seller or the Business at any time prior to Closing. All computer software, address books, rolodexes, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, and files and know-how are acknowledged to be included in such confidential information and shall not be duplicated or made use of by Seller after the Closing.

              7.2.7 Inventions and Improvements. Seller and the Shareholders acknowledge that all ideas, discoveries, inventions, and improvements which were made, conceived, or reduced to practice by Seller, the Shareholders or any of Seller's employees prior to Closing and every item of knowledge relating to Seller's business interests (including potential business interests) gained by Seller, the Shareholders or any of Seller's employees prior to Closing are included in the Assets, and are hereby irrevocably assigned to Buyer for its sole use and benefit. Seller and the Shareholders shall, upon reasonable request of Buyer, at any time after Closing, sign all instruments and documents reasonably requested by Buyer and otherwise cooperate with Buyer to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

              7.2.8 Covenant Not to Compete.

              (a) Seller and each of the Shareholders agrees, for a period of five(5) years from the date of the Closing, that it and he will not, anywhere in the United States or in any country in which Seller has done business: (i) directly or indirectly, own, manage, operate, control, consult with, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which engages, directly or indirectly, in any business which is the same or similar to the Business; (ii) be or become a stockholder, partner, owner, agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any business which is the same or similar to the Business; (iii) seek in competition with Buyer or any of its Affiliates (as defined in Section 11.5) to procure orders from or do business with any person or entity, for a business that is the same as or similar to the Business; (iv) solicit or contact with a view to the engagement or employment of any person or entity who is an employee or contractor of Buyer or any of its Affiliates working in the Business; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with Buyer or any of its Affiliates) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Buyer or any of its Affiliates; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Buyer or any of its affiliates to take any action which is materially disadvantageous to Buyer or any of its affiliates.

              (b) In addition to the foregoing provisions of this Section 7.2.8, the Covenant Not to Compete as applicable to Peter Hasiuk shall also apply to any area(s) of businesses of Buyer or any of its affiliates in which the said Peter Hasiuk may work while employed by Buyer or any of its affiliates.

              (c) Notwithstanding anything to the contrary herein contained, the provisions of the foregoing paragraphs of this Section 7.2.8 shall not be applicable if Seller or a Shareholder act with the prior written consent of Buyer.

              (d) Except as set forth in Section 7.2.8(b), nothing contained in this Covenant Not to Compete shall prevent Seller or Shareholders from engaging in a business of a type other than the Business.

              (e) In the event that the provisions of this Section 7.2.8 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law. Each of the Seller and the Shareholders specifically acknowledges and agree that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, the Buyer and its Affiliates, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of quantifying actual damages.

              7.2.9 Patent Transfer. Buyer agrees that for a period of two years from the date of the Closing that it will not sell, assign, transfer or otherwise license the Process or any patents relating thereto to any third party without the prior approval of 85% of the then outstanding shares of common voting stock of the Buyer.

              7.2.10 Discharge of Liabilities. Buyer will promptly pay, as soon as practicable after Closing all the Assumed Liabilities.

             ARTICLE 8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Unless waived by Buyer, the obligation of Buyer to consummate this Agreement is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

         8.1 Representations and Warranties. The representations and warranties of Seller and the Shareholders contained in this Agreement or on any schedule, list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         8.2 Performance of Covenants. Seller and the Shareholders shall have performed or complied in all material respects with each of their agreements and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         8.3 Delivery of Closing Certificate. Seller and the Shareholders shall have delivered to Buyer a certificate dated the Closing Date to the effect set forth in Sections 8.1 and 8.2.

         8.4 Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person or entity (other than Buyer or an affiliate thereof) which questions the validity or legality of the transactions contemplated hereby.

         8.5 No Material Adverse Change. Neither the Seller, the Business, the Assets nor the operations or prospects of the Business shall be materially adversely affected in any way.

         8.6 Corporate Approvals. The requisite approval or consent of outstanding shares of voting stock of Buyer and the Board of Directors of Buyer and of Parent for the transactions contemplated in this Agreement shall have been obtained.

         8.7 Deliveries at Closing. Seller and the Shareholders shall have delivered to Buyer all items described in Section 3.2(a), (b) and (c) hereof.

         8.8 Release from Phoenix. Phoenix shall have delivered to Buyer an executed and notarized release in the form attached hereto as Exhibit B.

         8.9 Due Diligence. Buyer shall have completed to its satisfaction its due diligence investigation of the Seller and the Business.

         8.10 Disclosure Schedules. Seller shall have delivered to Buyer all the disclosure schedules of Seller contemplated in this Agreement, such schedules to be satisfactory in form and substance to Buyer.

   ARTICLE 9. CONDITIONS PRECEDENT TO SELLERS' AND SHAREHOLDER'S OBLIGATIONS

              Unless waived by Seller and the Shareholders, the obligations of Seller and the Shareholders to consummate the purchase and sale of the Assets is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         9.1 Representations and Warranties. The representations and warranties of Buyer in this Agreement or on any schedule, list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         9.2 Performance of Covenants. Buyer shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         9.3 Delivery of Closing Certificate. Buyer shall have delivered to Seller and Shareholders a certificate dated the Closing Date to the effect set forth in Sections 9.1 and 9.2.

         9.4 Legal Matters. No suit, action, investigation or legal or administrative proceeding shall have been brought or shall have been threatened by any person or entity (other than the Seller, Shareholders or an affiliate thereof) which questions the validity or legality of the transactions contemplated hereby.

         9.5 No Material Adverse Change. Neither the Buyer, its assets or operations or prospects of its business shall be materially adversely affected in any way.

         9.6 Deliveries at Closing. Buyer shall have delivered to Seller and the Shareholders all the items described in Section 3.2(c).

         9.7 Due Diligence. Seller shall have completed to its satisfaction its due diligence investigation of the Buyer.

         9.8 Corporate Approvals. The requisite approval or consent of the outstanding shares of voting stock of Seller and the Board of Directors of Seller for the transactions contemplated in this Agreement shall have been obtained.

         9.9 Disclosure Schedules. Buyer shall have delivered to Seller all the disclosure schedules of Buyer contemplated in this Agreement, such schedules to be satisfactory in form and substance to Seller.

                ARTICLE 10. OBLIGATIONS OF PARTIES AFTER CLOSING

         10.1 Discharge of Liabilities. Seller and Shareholders shall pay all liabilities and obligations of which are not Assumed Liabilities as and when the same shall become due and payable.

         10.2 Indemnification.

              (a) Each party hereto shall indemnify and hold harmless (such party is hereinafter referred to as the "Indemnifying Party") each other party against any and all losses, costs, expenses, claims, damages or liabilities (including the amount of any settlement approved by such Indemnifying Party (which consent shall not be unreasonably withheld) and expenses of enforcing this Agreement) which such other party (the "Indemnified Party") may suffer, incur or become subject to, and reimburse the Indemnified Party for any legal, audit or other expenses incurred by it in connection with investigating any claims and defending any actions, insofar as such losses, costs, expenses, claims, damages, liabilities or actions arise out of or are based upon (i) any false, misleading or untrue representation or the breach of any warranty made by the Indemnifying Party herein or in any schedule, written statement, list, certificate or other instrument attached to this Agreement or delivered to the Indemnified Party pursuant hereto, or (ii) any breach or default in performance by the Indemnifying Party of any of its covenants or agreements with the Indemnified Party contained herein, or (iii) in cases where Buyer is the Indemnified Party and Seller is the Indemnifying Party, any liability or obligation of Seller or the Business which is not an Assumed Liability.

              (b) An Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party of the assertion of any claim or the discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which an Indemnified Party is seeking indemnification hereunder the Indemnifying Party shall have the right, at its own expense, to assume control of the defense of such claims, and the Indemnified Party shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out-of-pocket expenses incurred as the result of such request by the Indemnifying Party. If the Indemnifying Party does not elect to assume control of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such claim.

                            ARTICLE 11. MISCELLANEOUS

         11.1 Survival of Representations and Warranties. Other than the representations set forth in Sections 4.9 and 4.14 hereof, which shall survive Closing without limit, all representations, warranties, covenants and agreements made by each party in this Agreement or in any schedule, certificate, document or list delivered by any such party pursuant hereto shall survive for one year after the Closing, and, notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing, each party hereto shall be entitled to rely upon the representations and warranties of the other party.

         11.2 Best Efforts. Seller and Buyer shall use their respective best efforts with respect to matters within their control to cause the transactions contemplated by this Agreement to be consummated.

         11.3 Public Announcements. Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein shall, unless otherwise required by law, only be at such time and in such manner as Seller and Buyer shall agree.

         11.4 Performance. In the event of a default on the part of Seller or the Shareholders, Buyer shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement. Should any party default in performance of any of the terms and conditions of this Agreement or any other agreement referred to herein which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party in such lawsuit shall be entitled to its reasonable attorney's fees and court costs from the losing party.

         11.5 Benefit and Assignment. This Agreement will be binding upon the respective legal representatives, successors and permitted assigns of the parties hereto. Neither of the parties hereto may assign its interest under this Agreement to any other person without the prior written consent of the other party such consent to be within the sole discretion of the requested party. Notwithstanding anything in the foregoing to the contrary, Buyer may assign this agreement to any Affiliate. As used herein, the term "Affiliate" shall mean any company that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Parent or Buyer. If either party hereto assigns this Agreement, both the benefits and obligations hereunder shall inure to the assignee.

         11.6 Effect and Construction of this Agreement. This Agreement and the Exhibits and Schedules hereto embody the entire Agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

         11.7 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy, receipt confirmed, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party thereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

              If to Seller            Hasmark, Inc.
              or Shareholders:        713 Sandstone Drive
                                      South Windsor, CT 06074
                                      Attention: Ivan Markowitz and Peter Hasiuk
                                      Phone:
                                      Fax:

              With a copy to:         Michael E. Krasnow, Esq.
                                      Two Leadership Square
                                      211 North Robinson, Suite 1300
                                      Oklahoma City, OK 73102-7114
                                      Phone: (405) 232-3722
                                      Fax: (405) 232-9400

              If to Buyer:            Scanvec Garment Systems, Ltd.
                                      2 International Plaza, Suite 623
                                      Philadelphia, PA 19113
                                      Attention: Dr. Ramon Harel
                                      Phone: (610) 521-6300
                                      Fax: (610) 521 -0111

              With a copy to:         Drinker Biddle & Reath LLP
                                      One Logan Square
                                      Philadelphia, PA 19103
                                      Attention: Neil K. Haimm, Esq.
                                      Phone: (215) 988-2612
                                      Fax: (215) 988-2757

         11.8 Waiver, Discharge, etc. This Agreement may not be modified in any manner except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         11.9 Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties thereto, other than the successors and permitted assigns of the parties hereto.

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to that Commonwealth's conflict of laws provision.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.


(CORPORATE SEAL)            SCANVEC GARMENT SYSTEM, LTD.

Attest:__________________   Name:_______________________________________________
                            Title:______________________________________________

(CORPORATE SEAL)            HASMARK, INC.

Attest:__________________   Name:_______________________________________________
                            Title:______________________________________________

Witness:_________________   ____________________________________________________
                            Peter Hasiuk

Witness:_________________   ____________________________________________________
                            Ivan Markowitz

(CORPORATE SEAL)            SCANVEC AMIABLE, LTD.,
                            for purposes of Sections 7.2.2, 7.2.3 and 7.2.8 only

Attest:__________________   Name:_______________________________________________
                            Title:______________________________________________

(CORPORATE SEAL)            PHOENIX MANUFACTURING, INC.,
                            for purposes of Sections 4.15 and 8.8 only

Attest:__________________   Name:_______________________________________________
                            Title:______________________________________________

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE 1. PURCHASE AND SALE OF BUSINESS AND ASSETS ...........................1
    1.1      Purchased Assets .................................................1
    1.2      Assets Excluded from Purchase ....................................1
ARTICLE 2. PURCHASE PRICE; ASSUMED LIABILITIES.................................2
    2.1      Purchase Price....................................................2
    2.2      Patent Escrow.....................................................2
    2.3      Assumed Liabilities...............................................2
ARTICLE 3. THE CLOSING.........................................................3
    3.1      Time and Place of Closing.........................................3
    3.2      Deliveries at Closing.............................................3
ARTICLE 4. REPRESENTATIONS OF SELLER AND SHAREHOLDERS..........................4
    4.1      Organization and Standing.........................................4
    4.2      Power and Authority...............................................4
    4.3      Authorization.....................................................4
    4.4      Binding Agreement.................................................4
    4.5      Absence of Conflicting Agreements.................................5
    4.6      Consents..........................................................5
    4.7      Encumbrances Created by this Agreement............................5
    4.8      Litigation Over this Agreement....................................5
    4.9      Absence of Undisclosed Liabilities................................5
    4.10     Title to Personal Property........................................5
    4.11     Compliance with Laws..............................................5
    4.12     Legal Proceedings.................................................6
    4.13     Schedule of Assets, Properties and Contracts......................6
    4.14     Intellectual Property; Permits and Licenses.......................6
    4.15     Securities Laws Representations...................................6
    4.16     Finders...........................................................7
    4.17     Other Assets......................................................7
    4.18     Disclosure........................................................7
ARTICLE 5. REPRESENTATIONS OF THE BUYER .......................................7
    5.1      Power and Authority ..............................................7
    5.2      Authorization ....................................................7
    5.3      Binding Agreement ................................................8
    5.4      Absence of Conflicting Agreements ................................8
    5.5      Consents .........................................................8
    5.6      Capital Structure ................................................8
    5.7      Encumbrances Created by this Agreement ...........................8
    5.8      Litigation Over this Agreement ...................................8
    5.9      Financial Statements .............................................9
    5.10     Absence of Undisclosed Liabilities ...............................9
    5.11     Absence of Certain Events ........................................9
    5.12     Compliance with Laws .............................................9
    5.13     Legal Proceedings ................................................9

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

    5.14     Customers and Suppliers..........................................10
    5.15     Taxes............................................................10
    5.16     Finders..........................................................10
    5.17     Disclosure.......................................................10
 ARTICLE 6. INFORMATION AND RECORDS CONCERNING BUSINESS.......................10
    6.1       Access to Information and Records Before Closing................10
ARTICLE 7.  COVENANTS.........................................................11
    7.1       Conduct of Parties Prior to Closing.............................11
            7.1.1 Conduct of the Business.....................................11
            7.1.2 Audited Financial Statements................................11
    7.2       Conduct After Closing...........................................11
             7.2.1 Antidilution...............................................11
             7.2.2 Board Composition..........................................11
             7.2.3 Capital Investment.........................................12
             7.2.4 Loan Repayment.............................................12
             7.2.6 Confidentiality............................................12
             7.2.7 Inventions and Improvements................................12
             7.2.8 Covenant Not to Compete....................................12
             7.2.9 Patent Transfer............................................13
             7.2.10 Discharge of Liabilities..................................14
ARTICLE 8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS........................14
    8.1      Representations and Warranties...................................14
    8.2      Performance of Covenants.........................................14
    8.3      Delivery of Closing Certificate..................................14
    8.4      Legal Matters....................................................14
    8.5      No Material Adverse Change.......................................14
    8.6      Corporate Approvals..............................................14
    8.7      Deliveries at Closing............................................14
    8.8      Release from Phoenix.............................................14
    8.9      Due Diligence....................................................14
    8.10     Disclosure Schedules.............................................14
ARTICLE 9. CONDITIONS PRECEDENT TO SELLERS' AND SHAREHOLDER'S OBLIGATIONS.....14
    9.1      Representations and Warranties...................................15
    9.2      Performance of Covenants.........................................15
    9.3      Delivery of Closing Certificate..................................15
    9.4      Legal Matters....................................................15
    9.5      No Material Adverse Change.......................................15
    9.6      Deliveries at Closing............................................15
    9.7      Due Diligence....................................................15
    9.8      Corporate Approvals..............................................15
    9.9      Disclosure Schedules ............................................15

                               TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE 10. OBLIGATIONS OF PARTIES AFTER CLOSING..............................15
    10.1     Discharge of Liabilities.........................................15
    10.2     Indemnification..................................................15
ARTICLE 11. MISCELLANEOUS.....................................................16
    11.1     Survival of Representations and Warranties.......................16
    11.2     Best Efforts.....................................................16
    11.3     Public Announcements.............................................16
    11.4     Performance......................................................16
    11.5     Benefit and Assignment...........................................17
    11.6     Effect and Construction of this Agreement........................17
    11.7     Notices..........................................................17
    11.8     Waiver, Discharge, etc...........................................18
    11.9     Rights of Persons Not Parties....................................18
    11.10    Governing Law....................................................18